UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2005

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 31, 2005, Solo Cup Company, a Delaware corporation (the “Company”) and Solo Cup Investment Corporation, a Delaware corporation (“SCIC”) entered into an agreement to amend the term loan facility under its Credit Agreement, dated as of February 27, 2004 (incorporated by reference from Exhibit 10.15 to the Form S-4 dated as of June 24, 2004 [SEC File No. 333-116843]).

The amendment changes the borrowing margin used to calculate interest on the term loans under the credit facility. For purposes of calculating interest, term loans under the Credit Agreement are designated as Eurodollar rate loans or, in certain circumstances, base rate loans. Under the original agreement, Eurodollar rate loans bore interest at the British Bankers Association Interest Settlement Rate for deposits in dollars plus a borrowing margin. Base rate loans bore interest at (a) the greater of (i) the rate most recently announced by Bank of America as its “prime rate” or (ii) the Federal Funds Rate plus ½ of 1% per annum, plus (b) a borrowing margin. The margin for term loans was a range based on the Company’s leverage ratio. For Eurodollar rate loans, the range was 2.25% to 2.50%. For base rate loans, the range was 1.25% to 1.50%. The terms of the amendment provide that the borrowing margin for term loans be 2.00% on Eurodollar rate loans and 1.00% on base rate loans.

The amendment also changes the schedule for quarterly amortization payments. The original agreement provided scheduled amortization payments of $1.625 million per quarter through February 27, 2006, $6.25 million per quarter from May 27, 2006 through February 27, 2008, and $12.5 million per quarter from May 27, 2008 through November 27, 2010, with a balloon payment of $449.5 million due on February 27, 2011. The terms of the amendment provide for scheduled amortization payments of $1.625 million per quarter through November 27, 2010, with a balloon payment of $606.125 million due on February 27, 2011.

The amendment also changes the definition of Consolidated EBITDA used to calculate certain financial covenants under the Credit Agreement. The aggregate amount of non-recurring cash expenses, incurred in connection with the integration of SF Holdings Group, Inc., used in the calculation of Consolidated EBITDA is limited to $60 million for the thirty-six month period after February 27, 2004. The original agreement provided for $30 million of these non-recurring cash expenses for the same period.

A copy of the amendment is filed herewith as Exhibit 99.1 and is herein incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1:	Amendment No. 1, dated as of March 31, 2005, to the Credit Agreement, dated as of February 27, 2004, among Solo Cup Company, a Delaware corporation, Solo Cup Investment Corporation, Bank of America, N.A., as Administrative Agent and Swing Line Lender and as an L/C Issuer, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Running Managers, Citicorp North America, Inc., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent and as an L/C Issuer, and various lending parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Susan H. Marks
Susan H. Marks
Executive Vice President, Chief Financial Officer and Assistant Secretary

Date: April 6, 2005